Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints John Carter his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Post -Effective Amendment No. 1 to the Registration Statement on Form S-11 (Registration No. 333-165643) to which this power of attorney relates, filed by Carter Validus Mission Critical REIT, Inc., as well as any and all further amendments to such Registration Statement (as well as any registration statement for the same offering covered by such Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and such other agencies, offices and persons as may be required by applicable law, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent and his substitutes may lawfully do or cause to be done by virtue hereof.

NAME	CAPACITY	DATE

/s/ Jonathan Kuchin Jonathan Kuchin	Independent Director	March 25, 2011